POTOMAC FUNDS
                             POTOMAC INSURANCE TRUST

                              SUBADVISORY AGREEMENT

     This Subadvisory Agreement is made as of June 29, 2004 (the "Effective Date"), between Rafferty Asset Management, LLC, a New York limited liability corporation (the "Adviser"), and Transamerica Investment Management, LLC, a Delaware limited liability company (the "Subadviser").

     WHEREAS, the Adviser serves as the investment adviser to the Dynamic HY Bond Fund (the "Fund"), which is a series of the Potomac Funds (the "Trust"), a Massachusetts business trust registered as an open-end management investment company under the Investment Company Act of 1940, as amended ("1940 Act");

     WHEREAS, the Adviser's contract with the Fund allows it to delegate certain investment advisory services to other parties; and

     WHEREAS, the Adviser desires to retain the Subadviser to perform certain investment subadvisory services for the Fund, and the Subadviser is willing to perform such services;

     NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and intending to be legally bound hereby, it is agreed between the parties hereto as follows:

     1.   SERVICES TO BE RENDERED BY THE SUBADVISER TO THE FUND.
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          (a) INVESTMENT PROGRAM.  Subject to the control and supervision of the
     Board of Trustees of the Trust and the Adviser, the Subadviser shall, at its expense and on a regular basis, provide a continuous investment program for such portion of the Fund's assets that is allocated to it by the Adviser from time to time the Fund, including investment research and management of all such securities, investments and cash equivalents. With respect to such assets, the Subadviser shall determine what investments shall be purchased, held, sold or exchanged by the Fund and what portion, if any, of the assets of the Fund shall be held in cash or cash equivalents, and purchase and sell Fund securities for the Fund. In accordance with Subsection (b) of this Section 1, the Subadviser shall arrange for the execution of all orders for the purchase and sale of securities and other investments for the Fund's account and will exercise full discretion and act for the Fund in the same manner and with the same force and effect as the Fund might or could do with respect to such purchases, sales, or other transactions, as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales, or other transactions.

          In the performance of its duties, the Subadviser will act in the best interests of the Fund and will comply with (i) applicable laws and regulations, including, but not limited to, the 1940 Act and the Investment Advisers Act of 1940, as amended ("Advisers Act"), and the rules under each, (ii) the terms of this Agreement, (iii) the stated investment

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     objective,  policies  and  restrictions  of  the  Fund,  as  stated  in the then-current Form N-1A Registration Statement of the Fund ("Registration Statement"), (iv) the Trust's compliance procedures and other policies, procedures or guidelines as the Board or the Adviser reasonably may establish from time to time, and of which are provided to Subadviser within a reasonable time, (v) the provisions of the Internal Revenue Code of 1986, as amended ("Code"), applicable to "regulated investment companies" (as defined in Section 851 of the Code), as from time to time in effect, and
     (vi) the reasonable written instructions of the Adviser. The Adviser shall be responsible for providing the Subadviser with current and timely copies of the materials specified in Subsections (a)(iii) and (iv) of this Section 1(a). The Adviser shall provide the Subadviser with prior written notice of any material change to the Registration Statement that would affect the Subadviser's management of the Fund.

          (b) TRANSACTION FOR THE FUND. In connection with the management of the investment and reinvestment of the Fund's assets, the Subadviser will place orders pursuant to its investment determinations for the Fund either directly with the issuer or through brokers or dealer that (i) have been approved by the Adviser and (ii) will execute purchase and sale transactions  for  the  Fund  subject  to  the  conditions  herein.  In the selection of broker-dealers and the placement of orders for the purchase and sale of Fund investments for the Fund, the Subadviser shall use its best efforts to obtain for the Fund the most favorable price and execution available and shall not be permitted to pay higher brokerage commissions for brokerage and research services. In using its best efforts to obtain the most favorable price and execution available, the Subadviser, bearing in mind the Fund's best interests at all times, shall consider all factors it deems relevant, including by way of illustration, price, the size of the transaction, the nature of the market for the security, the amount of the commission and dealer's spread or mark-up, the timing of the transaction taking into account market prices and trends, the reputation, experience and financial stability of the broker-dealer involved, the general execution and operational facilities of the broker-dealer and the quality of service rendered by the broker-dealer in other transactions.

          On occasions when the Subadviser deems the purchase or sale of a security to be in the best interest of the Fund as well as other clients of the Subadviser, the Subadviser, to the extent permitted by applicable laws and regulations, may aggregate the securities to be purchased or sold to attempt to obtain a more favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Subadviser in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to its other clients over time.

          The Subadviser may buy securities for the Fund at the same time it is selling such securities for another client account and may sell securities for the Fund at the time it is buying such securities for another client account. In such cases, subject to applicable legal and regulatory requirements, and in compliance with such procedures of the Trust as may be
     in  effect  from  time  to  time,  the  Subadviser  may  effectuate   cross
     transactions between the Fund and such other account if it deems this to be advantageous.
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          The Subadviser will advise the Fund's  custodian or such depository or agents as may be designated by the custodian and the Adviser promptly of each purchase and sale of a Fund security, specifying the name of the issuer, the description and amount or number of shares of the security purchased, the market price, the commission and gross or net price, the trade date and settlement date, the identity of the effecting broker or dealer and any other pertinent data that the Fund's custodian may need to settle a security's purchase or sale. The Subadviser shall not have possession or custody of the Fund's investments. The Fund shall be responsible for all custodial agreements and the payment of all custodial charges and fees and, upon the Subadviser giving proper instructions to the custodian, the Subadviser shall have no responsibility or liability for the acts, omissions or other conduct of the custodian.

          The Subadviser agrees that it shall not direct Fund transactions for the Fund through any broker or dealer that is an "affiliated person" of the Subadviser (as that term is defined in the 1940 Act or interpreted under applicable rules and regulations of the Commission), except as permitted under the 1940 Act. The Adviser agrees that it will provide the Subadviser with a list of brokers and dealers that are affiliated persons of the Fund, or affiliated persons of such persons, and shall timely update that list as the need arises. The Adviser agrees that any entity or person associated with the Adviser or the Subadviser that is a member of a national securities exchange is authorized to effect any transaction on such exchange for the account of the Trust that is permitted by Section 11(a) of the Exchange Act, and the Adviser consents to the retention of compensation for such transactions.

          (c) EXPENSES. The Subadviser, at its expense, will furnish all necessary facilities and personnel, including salaries, expenses and fees of any personnel required for them to faithfully perform their duties under this Agreement and administrative facilities, including bookkeeping, and all equipment necessary for the efficient conduct of the Subadviser's duties under this Agreement. However, the Subadviser shall not be obligated to pay any expenses of the Adviser, the Fund, or the Trust, including without limitation, interest and taxes, brokerage commissions and other costs in connection with the purchase or sale of securities or other investment instruments for the Fund and custodian fees and expenses.

          (d) VALUATION. Securities traded on a national securities exchange or The Nasdaq Stock Market for which market quotes are readily available are valued on each day the New York Stock Exchange is open for business. For those securities for which market quotes are not readily available, the Subadviser, at its expense and in accordance with procedures and methods established by the Board, which may be amended from time to time, will provide assistance to the Adviser, or other applicable service providers for the Trust and the Fund, in determining the fair value of such securities, including providing market price information relating to these assets of the Fund. The Subadviser also shall monitor for "significant events" that occur after the closing of a market but before the time as of which the Fund calculates its net asset value and that may affect the valuation of the Fund's Fund securities and shall notify the Adviser promptly of the occurrence of any such events.

          (e) REPORTS AND AVAILABILITY OF PERSONNEL. The Subadviser, at its expense, shall render to the Board and the Adviser such periodic and special reports as the Board and the Adviser reasonably may request with respect to matters relating to the duties of the Subadviser set forth herein. The Subadviser, at its expense, will make available to the Board and the Adviser at reasonable times its Fund managers and other appropriate personnel in order to review investment policies of the Fund and to consult with the Board and the Adviser regarding the investment affairs of the Fund, including economic, statistical and investment matters relevant to the Subadviser's duties hereunder.

          (f) COMPLIANCE MATTERS. The Subadviser, at its expense, will provide the Adviser with such compliance reports relating to its duties under this Agreement as may be agreed upon by such parties from time to time. The Subadviser also shall cooperate with and provide reasonable assistance to the Adviser, the Fund's administrator, the Fund's custodian, the Fund's transfer agent and pricing agents and all other agents and representatives of the Fund, the Trust and the Adviser, keep all such persons fully informed as to such matters as they may reasonably deem necessary to the performance of their obligations to the Fund, the Trust and the Adviser, provide prompt responses to reasonable requests made by such persons and maintain any appropriate interfaces with each so as to promote the efficient exchange of information.

          (g) BOOKS AND RECORDS. The Subadviser will maintain for the Fund all books and records required to be maintained by the Fund pursuant to the 1940 Act and the rules and regulations promulgated thereunder insofar as such records relate to the investment affairs of the Fund. Pursuant to Rule 31a-3 under the 1940 Act, the Subadviser agrees that: (i) all records it maintains for the Fund are the property of the Fund; (ii) it will surrender promptly to the Fund or the Adviser any such records upon the Fund's or the Adviser's request; and (iii) it will preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records it maintains for the Fund. Notwithstanding subsection (ii) above, the Subadviser may maintain copies of such records, without limitation, to comply with its record keeping obligations.

          (h) PROXIES. The Subadviser will, unless and until otherwise directed by the Adviser or the Board, vote proxies with respect to the Fund's securities and exercise rights in corporate actions or otherwise in accordance with the Subadviser's proxy voting guidelines, as amended from time to time.

     2. COMPENSATION. The Adviser shall pay to the Subadviser as compensation for the Subadviser's services rendered pursuant to this Agreement a subadvisory fee as set forth in Schedule A, which schedule can be modified from time to time, subject to the appropriate approvals required by the 1940 Act. Such fees shall be paid by the Adviser (and not by the Fund). Such fees shall be payable for each month within 15 business days after the end of such month. If the Subadviser shall serve for less than the whole of a month, the compensation as specified shall be prorated based on the number of calendar days during which this Agreement is in effect during such month, and the fee shall be computed based upon the average daily net assets of the Fund for such days.

     3.   REPRESENTATIONS AND WARRANTIES.
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          (a) SUBADVISER.  The Subadviser represents and warrants to the Adviser that: (i) the retention of the Subadviser by the Adviser as contemplated by this Agreement is authorized by the Subadviser's governing documents; (ii) the execution, delivery and performance of this Agreement does not violate any obligation by which the Subadviser or its property is bound, whether arising by contract, operation of law or otherwise; (iii) this Agreement has been duly authorized by appropriate action of the Subadviser and when executed and delivered by the Subadviser will be a legal, valid and binding obligation of the Subadviser, enforceable against the Subadviser in accordance  with its  terms,  subject,  as to  enforcement,  to  applicable
     bankruptcy,   insolvency  and  similar  laws  affecting  creditors'  rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or law); (iv) the Subadviser is registered as an investment adviser under the Advisers Act;
     (v) the Subadviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and that the Subadviser and certain of its employees, officers and directors are subject to reporting requirements thereunder and, accordingly, agrees that it shall, on a timely and reasonable basis, furnish a copy of such code of ethics to the Adviser, and requisite certifications as from the time reasonably requested; (vi) the Subadviser is not prohibited by the 1940 Act, the Advisers Act or other law, regulation or order from performing the services contemplated by this Agreement; (vii) the Subadviser will promptly notify the Adviser of the occurrence of any event that would disqualify the Subadviser from serving as investment subadviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise; (viii) the Subadviser has provided the Adviser with a copy of its Form ADV as most recently filed with the SEC and will furnish a copy of all amendments to the Adviser at least annually; and
     (ix) the Subadviser will notify the Adviser of any "assignment" (as defined in the 1940 Act) of this Agreement or change of control of the Subadviser, as applicable, and any changes in the key personnel who are the Fund managers of the Fund, in each case prior to or promptly after, such change.

          (b) ADVISER. The Adviser represents and warrants to the Subadviser that: (i) the retention of the Subadviser by the Adviser as contemplated by this Agreement is authorized by the respective governing documents of the Trust and the Adviser; (ii) the execution, delivery and performance of each of this Agreement and the Advisory Agreement does not violate any obligation by which the Trust or the Adviser or their respective property is bound, whether arising by contract, operation of law or otherwise; (iii) each of this Agreement and the Advisory Agreement has been duly authorized by appropriate action of the Trust and the Adviser and when executed and delivered by the Adviser will be a legal, valid and binding obligation of the Fund, the Trust and the Adviser, enforceable against the Trust and the Adviser in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or law); (iv) the Adviser is registered as an investment adviser under the Advisers Act; (v) the
     Adviser  has  adopted  a  written  code  of  ethics   complying   with  the
     requirements of Rule 17j-1 under the 1940 Act and that the Adviser and certain of its employees, officers and directors are subject to reporting requirements thereunder; (vi) the Adviser is not prohibited by the 1940 Act, the Advisers Act or other law, regulation or order from performing the services contemplated by this Agreement; and (vii) the Adviser will promptly notify the Subadviser of the occurrence of any event that would disqualify the Adviser from serving as investment manager of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

     4. LIABILITY OF THE SUBADVISER. In the absence of (a) bad faith, negligence or willful misfeasance on the part of the Subadviser in performance of its obligations and duties hereunder, (b) reckless disregard by the Subadviser of its obligations and duties hereunder, or (c) a loss resulting from a breach of the Subadviser's fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the 1940 Act), the Subadviser shall not be subject to any liability whatsoever to the Adviser, the Fund, the Trust, or to any shareholder of the Fund, for any error or judgment, mistake of law or any other act or omission in the course of, or connected with, rendering services hereunder including, without limitation, for any losses that may be sustained in connection with the purchase, holding, redemption or sale of any security on behalf of the Fund. No provision of this Section 4 is intended to create any rights whatsoever to any third parties, including without limitation the shareholders of the Fund. However, the Subadviser shall indemnify and hold harmless such parties from any and all claims, losses, expenses, obligations and liabilities (including reasonable attorneys fees) that arise or result from that specified in Subsections (a) through (c) above.

     5. LIABILITY OF THE ADVISER. In the absence of (a) bad faith, negligence or willful misfeasance on the part of the Adviser in performance of its obligations and duties hereunder, (b) reckless disregard by the Adviser of its obligations and duties hereunder, or (c) a loss resulting from a breach of the Adviser's fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the 1940 Act), the Adviser shall not be subject to any liability whatsoever to the Subadviser, the Fund, the Trust, or to any shareholder of the Fund, for any error or judgment, mistake of law or any other act or omission in the course of, or connected with, rendering services hereunder including, without limitation, for any losses that may be sustained in connection with the purchase, holding, redemption or sale of any security on behalf of the Fund. No provision of this Section 5 is intended to create any rights whatsoever to any third parties, including without limitation the shareholders of the Fund. However, the Adviser shall indemnify and hold harmless such parties from any and all claims, losses, expenses, obligations and liabilities (including reasonable attorneys fees) that arise or result from that specified in Subsections (a) through (c) above.


     6. LIABILITY OF TRUSTEES AND SHAREHOLDERS. Any obligations of the Fund under this Agreement are not binding upon the Trustees or the shareholders individually but are binding only upon the assets and property of the Fund.

     7. DURATION AND TERMINATION OF THE AGREEMENT. This Agreement shall become effective upon its execution; provided, however, that this Agreement shall not become effective unless it has first been approved (a) by a vote of the Independent Trustees, cast in person at a meeting called for the purpose of voting on such approval, and (b) by an affirmative vote of a majority of the outstanding voting shares of the Fund. This Agreement shall remain in full force and effect continuously thereafter, except as follows:

          (a) By vote of a majority of the (i) Independent Trustees, or (ii) outstanding voting shares of the Fund, the Fund may at any time terminate this Agreement, without the payment of any penalty, by providing not more than 60 days' written notice delivered or mailed by registered mail, postage prepaid, to the Adviser and the Subadviser.

          (b) This Agreement will terminate automatically, without the payment of any penalty, unless within two years after its initial effectiveness and at least annually thereafter, the continuance of the Agreement is specifically approved by (i) the Board of Trustees or the shareholders of the Fund by the affirmative vote of a majority of the outstanding shares of the Fund, and (ii) a majority of the Independent Trustees, by vote cast in person at a meeting called for the purpose of voting on such approval. If the continuance of this Agreement is submitted to the shareholders of the Fund for their approval and such shareholders fail to approve such continuance as provided herein, the Subadviser may continue to serve hereunder in a manner consistent with the 1940 Act and the rules thereunder.

          (c) The Adviser may at any time terminate this Agreement, without the payment of any penalty, by not less than 60 days' written notice delivered or mailed by registered mail, postage prepaid, to the Subadviser, and the Subadviser may at any time, without the payment of any penalty, terminate this Agreement by not less than 90 days' written notice delivered or mailed by registered mail, postage prepaid, to the Adviser.

          (d) This Agreement automatically and immediately shall terminate, without the payment of any penalty, in the event of its assignment or if the Investment Advisory Agreement between the Adviser and the Fund shall terminate for any reason.

          (e) Any notice of termination served on the Subadviser by the Adviser shall be without prejudice to the obligation of the Subadviser to complete transactions already initiated or acted upon with respect to the Fund. Upon termination without reasonable notice by the Adviser, the Subadviser will be paid certain previously agreed upon expenses the Subadviser necessarily incurs in terminating the Agreement.

      Upon termination of this Agreement, the duties of the Adviser delegated to the Subadviser under this Agreement automatically shall revert to the Adviser.

     8. AMENDMENT OF AGREEMENT. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. No material amendment of this Agreement shall be effective until approved in the manner required by the 1940 Act, any rules thereunder or any exemptive or other relief granted by the SEC or its staff.

     9.   ADDITIONAL AGREEMENTS.
          ---------------------

          (a) OTHER ADVISORY AGREEMENTS. The Subadviser and persons controlled by or under common control with the Subadviser have and may have advisory, management service or other agreements with other organizations and persons, and may have other interests and businesses. Nothing in this Agreement is intended to preclude such other business relationships. However, the Subadviser agrees that through the third anniversary of the Effective Date of this Agreement, the Subadviser will not act as a subadviser, whereby it provides a continuous investment program, to a high yield bond Fund (whether a mutual fund or a Fund offered as part of an insurance product) designed to appeal primarily to market timers or other active managers.

          (b) ACCESS TO INFORMATION. The Subadviser shall, upon reasonable notice, afford the Adviser at all reasonable times access to Subadviser's officers, employees, agents and offices and to all its relevant books and records and shall furnish the Adviser with all relevant financial and other data and information as requested; provided, however, that nothing contained herein shall obligate the Subadviser to provide the Adviser with access to the books and records of the Subadviser relating to any other accounts other than the Fund.

          (c) CONFIDENTIALITY. The Subadviser shall treat confidentially and as proprietary information of the Trust and the Fund all records and information (including investment holdings and activities of the Fund) relative to the Trust and the Fund and prior, present or potential shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where the Subadviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust. Notwithstanding the above, the Subadviser may disclose: (i) the identity of the Trust and the Fund as part of any representative list of clients of the Subadviser;
     (ii) the investment results and other data of the Fund (without identifying the Fund or the Trust) in connection with providing composite investment results of clients of the Subadviser; and (iii) investments and transactions with respect to the Fund (without identifying the Trust or the Fund) in connection with providing composite information of clients of the Subadviser, provided that such disclosure will not be made in such a manner that may reasonably have an adverse effect on the trading activities of the Fund.

          (d) PUBLIC ANNOUNCEMENTS. No party shall issue any press release or otherwise make any public statements with respect to the matters covered by this Agreement without the prior written consent of the other parties hereto, which consent shall not be unreasonably withheld; provided, however, that consent shall not be required if, in the opinion of counsel, such disclosure is required by law; provided further, however, that the party making such disclosure shall provide the other parties hereto with as much prior written notice of such disclosure as is practical under the circumstances.

          (e) NOTIFICATIONS. The Subadviser agrees that it will promptly notify the Adviser in the event that the Subadviser is or expects to become the subject of an administrative proceeding or enforcement action by the Commission or other regulatory body with applicable jurisdiction.
     Similarly, the Adviser agrees that it will promptly notify Subadviser in the event that Adviser is or expects to become the subject of an administrative proceeding or enforcement action by the Commission or other regulatory body with applicable jurisdiction.

          (f) INSURANCE. The Subadviser agrees to maintain errors and omissions or professional liability insurance coverage in an amount that is reasonable in light of the nature and scope of the Subadviser's business activities.

          (g) SHAREHOLDER MEETING EXPENSES. In the event that the Trust shall be required to call a meeting of shareholders solely due to actions involving the Subadviser, including, without limitation, a change of control of the Subadviser, the Subadviser shall bear all reasonable expenses associated with such shareholder meeting.

     10. NOTICES. All notices or other communications given under this Agreement shall be made by guaranteed overnight delivery, telecopy or certified mail; notice is effective when received. Notice shall be given to the parties at the following addresses:

     Adviser:     Rafferty Asset Management LLC
                  500 Fifth Avenue, Suite 415
                  New York, NY  10110-0001
                  Facsimile No.: (212) 997-5198
                  Attention:  Daniel D. O'Neill

     Subadviser:  Transamerica Investment Management, LLC
                  109 North Main Street
                  Dayton, Ohio 45402
                  Facsimile No.:  (937) 425-7249
                  Attention:  Lisa A. Kessler

     11. DEFINITIONS. For the purposes of this Agreement, the terms "vote of a majority of the outstanding shares," "affiliated person," "control," "interested person" and "assignment" shall have their respective meanings as defined in the 1940 Act and the rules thereunder subject, however, to such exemptions as may be granted by the Securities and Exchange Commission ("SEC") under said Act; and references to annual approvals by the Board of Trustees shall be construed in a manner consistent with the 1940 Act and the rules thereunder.

     12. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to the conflicts of laws principles thereof, and in accordance with the 1940 Act. To the extent that the applicable laws of the Commonwealth of Massachusetts conflict with the applicable provisions of the 1940 Act, the latter shall control.

     13. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

     14. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     15. ENTIRE AGREEMENT. This Agreement states the entire agreement of the parties hereto, and is intended to be the complete and exclusive statement of the terms hereof.

     16. MISCELLANEOUS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. Where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is made less restrictive by a rule, or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, or order.

     IN WITNESS WHEREOF, Rafferty Asset Management, LLC and Transamerica Investment Management, LLC have each caused this instrument to be signed in duplicate on its behalf by its duly authorized representative, all as of the day and year first above written.


Attest:                             RAFFERTY ASSET MANAGEMENT, LLC


By: /s/ Phil Harding                By: /s/ Daniel D. O'Neill
    ----------------------             ------------------------
                                       Name:  Daniel D. O'Neill
                                       Title: Managing Director




Attest:                             Transamerica Investment
                                    Management, LLC


By: /s/ Travis S. Weimer            By: /s/ Lisa A. Kessler
    ----------------------              -----------------------
    Controller                          Name:  Lisa A. Kessler
                                        Title: Corporate Vice President

                                   SCHEDULE A
                                     TO THE
                                  POTOMAC FUNDS
                              AND POTOMAC INSURANCE
                              SUBADVISORY AGREEMENT
                                     BETWEEN
                         RAFFERTY ASSET MANAGEMENT, LLC
                                       AND
                     TRANSAMERICA INVESTMENT MANAGEMENT, LLC

     As compensation pursuant to section 2 of the Subadvisory Agreement between Rafferty Asset Management, LLC (the "Adviser") and Transamerica Investment Management, LLC (the "Subadviser"), the Adviser shall pay the Subadviser a subadvisory fee, computed and paid monthly, at the following percentage rates of the average daily net assets under management by the Subadviser:


      Less than $25 Million:                          0.50%

      Between $25 million and $75 Million:            0.40%

      Between $75 Million and $100 Million:           0.30%

      Over $100 Million:                              0.25%





Dated: June 29, 2004